As filed with the Securities and Exchange Commission on August 12, 2025.

Registration No. 333-278219

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOBILICOM LIMITED

(Exact name of registrant as specified in its charter)

Australia	3721	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Rakefet Street, Shoham, Israel 6083705

+972 (77) 710 30 60

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1 Rakefet Street, Shoham, Israel 6083705

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Huberman, Esq. Michael Soumas, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv 6701101 Telephone: +972 (0) 3.636.6000	Patrick Gowans QR Lawyers Level 6, 400 Collins Street Melbourne, VIC 3000, Australia Tel: +61 3 8692-9000 Fax: +61 3 8692-9040

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 12, 2025

340,201,400 Ordinary Shares Represented by 1,237,096 American Depositary Shares

Mobilicom Limited.

This prospectus relates to the resale, by the selling shareholders identified in this prospectus, of up to an aggregate of 340,201,400 ordinary shares, represented by 1,237,096 American Depositary Shares, or ADSs, of Mobilicom Limited, issuable upon the exercise of warrants, originally issued in a private placement on January 25, 2024, or the January 2024 Private Placement.

The selling shareholders are identified in the table commencing on page 8. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders. All net proceeds from the sale of the ordinary shares covered by this prospectus will go to the selling shareholders. However, we may receive the proceeds from any exercise of warrants if the selling shareholders do not exercise the warrants on a cashless basis, if and when exercised. See “Use of Proceeds.”

The selling shareholders may sell all or a portion of the ordinary shares from time to time in market transactions through any market on which our ordinary shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. We will bear all of the expenses incurred in connection with the registration of these shares. The selling shareholders will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the shares. See “Plan of Distribution”.

The ADSs are listed on the Nasdaq Capital Market under the symbol “MOB.” On August 11, 2025, the last reported sale price of the ADSs on the Nasdaq Capital Market was $4.05 per ADS.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (or the JOBS Act), and a “foreign private issuer,” as defined under the U.S. federal securities law and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2025.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders authorized anyone to provide you with information that is different. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: Neither we nor the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

We were incorporated in Australia on February 2, 2017. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

For purposes of this prospectus, “Company”, “Mobilicom”, “we” or “our” refers to Mobilicom Limited, unless otherwise required by the context.

ii

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we are responsible for all of the disclosures contained in this prospectus, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

PRESENTATION OF FINANCIAL INFORMATION

On January 1, 2024, the Company transitioned from the Australian dollar (“AUD”) as its presentation currency to the U.S. dollar (‘USD”) as its presentation currency. The change was accounted for as a change of accounting policy on a retrospective basis. In addition, after re-evaluating indicators established in IAS 21 to determine the functional currency of the Company and considering related operative facts, commencing January 1, 2024, the Company transitioned from AUD as its functional currency to USD as its functional currency. The functional currency of the Company’s subsidiary, Mobilicom Ltd. remains New Israeli Shekel (“NIS”). All references to “$” (other than in our audited and unaudited consolidated financial statements) or “US$” in this prospectus refer to U.S. dollars. All references to “AUD$” or “AUD” in this prospectus mean Australian dollars.

Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year. We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

TRADEMARKS AND TRADENAMES

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes incorporated by reference into this prospectus and the other documents incorporated by reference into this prospectus, which are described under “Incorporation by Reference” before making an investment in our securities.

Overview

We are an end-to-end provider of cybersecurity and robust solutions for drones, robotics and autonomous platforms. As a high-tech company we design, develop, and deliver robust solutions focused primarily on targeting global drone, robotics and autonomous system manufacturers. We hold patented technology and unique know-how for Mobile Mesh networking. We have a large, field-proven portfolio of commercialized products used in a variety of applications. We are growing a global customer base with sales to high profile customers including corporates, governments, and military departments. We believe that our competitive advantages include outstanding security capabilities and performance in harsh environmental conditions. Our large solution portfolio is being deployed worldwide as we derive revenue from hardware, software sales and licensing fees.

Corporate Information

We were incorporated under the laws of Australia in 2017. We have an office at Level 21, 459 Collins Street, Melbourne, VIC, Australia, 3000. Our telephone number is +61 3 8630 3321. Our operational headquarters are located at 1 Rakefet Street, Shoham, Israel 6083705. We have duly designated our subsidiary, Mobilicom Inc. as our authorized agent in the United States in connection with this prospectus. Mobilicom Inc., incorporated in Delaware, is registered at 1000 N. West Street, Wilmington, Delaware under the registered agent MWE Corporate Services LLC.

Our company commercial website address is https://mobilicom.com/ and our investors relations website address is https://ir.mobilicom.com/. Information contained on or accessible through our website is neither a part of nor incorporated into this prospectus, and the inclusion of our website address herein is an inactive textual reference only. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings with the SEC will also be available to the public through the SEC’s website at www.sec.gov.

January 2024 Offering

On January 25, 2024, the Company entered into a definitive agreement with certain institutional investors providing for the issuance of (i) 133,889,525 ordinary shares represented by 486,871 ADSs, and (ii) pre-funded warrants to purchase up to an aggregate of 389,497,350 ordinary shares represented by 1,416,354 ADSs, in a registered direct offering at an offering price of $1.55 per ADS and $1.5499 per pre-funded warrant, for aggregate gross proceeds of approximately $2.95 million. The offering closed on January 30, 2024.

In addition, in a concurrent private placement, we issued the investors warrants to purchase up to an aggregate of 523,386,875 ordinary shares represented by 1,903,225 ADSs at an exercise price of $1.55 per ADS, or the PIPE Warrants. The PIPE Warrants were immediately exercisable upon issuance and will expire five years following the initial exercise date. The PIPE Warrants may be exercised on a cashless basis if there is no effective registration statement registering the ADSs underlying the warrants.

We paid the placement agent in the registered direct offering and January 2024 Private Placement a cash placement fee equal to 6.5% of the aggregate gross proceeds and a non-accountable expense allowance of 1.0% of the gross proceeds. The Company also agreed to reimburse the placement agent’s actual and incurred expenses up to an aggregate of $75,000. The placement agent also received placement agent warrants, or the Placement Agent Warrants, on substantially the same terms as the investors in the offering in an amount equal to 5.0% of the aggregate number of ADSs sold in the registered direct offering (or warrants to purchase up to an aggregate of 95,161 ADSs), at an exercise price of $1.55 per ADSs, with an expiration date of five years from the closing date.

In connection with the January 2024 Private Placement, the selling shareholders named in this prospectus may offer and sell up to an aggregate of 549,556,150 ordinary shares, represented by 1,998,386 ADSs, consisting of: (i) an aggregate of 523,386,875 ordinary shares represented by 1,903,225 ADSs issuable upon exercise of the PIPE Warrants, and (ii) an aggregate of 26,169,275 ordinary shares represented by 95,161 ADSs issuable upon exercise of the Placement Agent Warrants.

THE OFFERING

Ordinary shares currently issued and outstanding	2,273,923,543 Ordinary Shares (equivalent to 8,268,812 ADSs).

Ordinary Shares offered by the selling shareholders	340,201,400 Ordinary Shares Represented by 1,237,096 ADSs.
Ordinary Shares to be issued and outstanding after this offering (assuming exercise of the January 2024 Warrants)	2,614,124,943 Ordinary Shares (equivalent to 9,505,908 ADSs), assuming the exercise of the PIPE Warrants and the Placement Agent Warrants.

Use of Proceeds	We will not receive any proceeds from the sale of the ordinary shares by the selling shareholder. All net proceeds from the sale of the ordinary shares covered by this prospectus will go to the selling shareholder. However, we may receive the proceeds from the exercise of any PIPE Warrants and Placement Agent Warrants if the selling shareholders do not exercise said warrants on a cashless basis, if and when exercised. See the section of this prospectus titled “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 3 of this prospectus and “Item 3. - Key Information – D. Risk Factors” in our most recent annual report on Form 20-F, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Capital Market symbol	“MOB”

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 2,273,923,543 ordinary shares outstanding as of August 11, 2025. The number of ordinary shares referred to be outstanding after this offering and, unless otherwise indicated, the other information in this prospectus, excludes as of such date:

●	761,842,950 ordinary shares (reflecting 2,770,338 ADS) issuable upon the exercise of tradable warrants issued to investors under August 2022 listing and IPO on Nasdaq, at an exercise price of $5.00;

●	44,279,675 ordinary shares (reflecting 161,017 ADS) issuable upon the exercise of warrants issued as compensation to the underwriter in connection with August 2022 listing and IPO on Nasdaq, at an exercise price of $5.16;

●

an aggregate of 331,145,379 ordinary shares (reflecting 1,204,165 ADSs) issuable upon the exercise of options under our share incentive plan, or ESIP, granted to employees, directors and consultants, at a weighted average price of $0.01, of which 190,757,882 ordinary shares (reflecting 693,665 ADSs) were vested at a weighted average price of $0.012;

●	284,434,700 restricted share units (“RSUs”) (reflecting 1,034,308 ADSs) outstanding under our ESIP;

●	340,201,400 ordinary shares (reflecting 1,237,096 ADSs) issuable upon exercise of the PIPE Warrants and the Placement Agent Warrants; and

●	12,000,000 ordinary shares (reflecting 43,636 ADSs) reserved for issuance under our ESIP.

RISK FACTORS

You should carefully consider the risks described below and the risks described in our most recent Annual Report which are incorporated by reference herein, as well as the financial or other information included in this prospectus or incorporated by reference in this prospectus, including our consolidated financial statements and the related notes, before you decide to buy our securities. The risks and uncertainties described below are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

The sale of a substantial amount of our ordinary shares, including resale of the ordinary shares issuable upon the exercise of the warrants held by the selling shareholders in the public market could adversely affect the prevailing market price of our ordinary shares.

We are registering for resale of 340,201,400 ordinary shares, represented by 1,237,096 ADSs. Sales of substantial amounts of our securities in the public market, or the perception that such sales might occur, could adversely affect the market price of our ordinary shares, and the market value of our other securities. We cannot predict if and when selling shareholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional ordinary shares or other equity or debt securities convertible into ordinary shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

Political, economic and military instability in Israel may impede our ability to operate and harm our financial results.

Although we are an Australian company, our fully owned subsidiary and main operational, including our principal research and development facilities and sole manufacturing facility, and certain of our key employees, officers and directors are located in Israel. Accordingly, political, geopolitical, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring Arab countries, Hamas (an Islamist terrorist militia and political group that controls the Gaza strip), Hezbollah (an Islamist terrorist militia and political group based in Lebanon) and other terrorist organizations active in the region. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could negatively affect business conditions in Israel in general and our business in particular, and adversely affect our product development, operations and results of operations. Ongoing and revived hostilities or other Israeli political or economic factors, such as, an interruption of operations at the Tel Aviv airport or the nautical routes, could prevent or delay shipments of our components or products.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks.

Since the commencement of these events, there have been continued hostilities along Israel’s northern border with the Hezbollah terror organization, with Iran, the Houthis in Yemen and on other fronts with various extremist groups in the region, such as various rebel militia groups in Syria and Iraq. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon, and in November 2024, a ceasefire was brokered between Israel and Hezbollah. However, we cannot predict if and to what extent this ceasefire will remain in effect or upheld. It is possible that hostilities with Iran, Hezbollah, the Houthis and terrorist groups in Syria will escalate, and that other terrorist organizations, including Palestinian military organizations in the West Bank, will join the hostilities. Iran, who launched direct attacks on Israel in April 2024 and October 2024 involving drones and missiles, is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthis in Yemen and various rebel militia groups in Syria and Iraq. In June 2025, in light of continued nuclear threats and intelligence assessments indicating imminent attacks, Israel launched a preemptive strike directly targeting military and nuclear infrastructure inside Iran, aimed at disrupting Iran’s capacity to coordinate or launch further hostilities against Israel, as well as to degrade its nuclear program. In response, Iran launched multiple waves of drones and ballistic missiles at Israeli cities. While most of these attacks were intercepted, several caused civilian casualties and damage to infrastructure. The Israeli military has since conducted additional operations against Iranian assets. While a ceasefire was reached between Israel and Iran in June 2025 after 12 days of hostilities, the situation remains volatile. As a result, a broader regional conflict involving additional state and non-state actors remains a significant risk. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Any hostilities, armed conflicts, terrorist activities involving Israel or the interruption or curtailment of trade between Israel and its trading partners, or any political instability in the region could adversely affect business conditions and our results of operations and could make it more difficult for us to raise capital and could adversely affect the market price of our ADSs. An escalation of tensions or violence might result in a significant downturn in the economic or financial condition of Israel, which could have a material adverse effect on our operations in Israel and our business. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced disruptions to our business operations. As such, our product research and development and business development activities remain on track. However, the intensity and duration of Israel’s current war against Hamas, Hezbollah, the Houthis, and Iran, and is difficult to predict at this stage, as are such war’s economic implications on our business and operations and on Israel’s economy in general. If the ceasefire declared collapse or a new war commences or hostilities expand to other fronts, our operations may be adversely affected.

Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and the market price of our Ordinary Shares, and could make it more difficult for us to raise capital. Parties with whom we do business may sometimes decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary, in order to meet our business partners face to face. Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. Similarly, Israeli companies are limited in conducting business with entities from several countries. For instance, in 2008, the Israeli legislature passed a law forbidding any investments in entities that transact business with Iran.

Our insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to implement our growth strategies;

●	our competitive advantages;

●	the development of new products and services;

●	our ability to obtain and maintain financing on acceptable terms;

●	the impact of competition;

●	changes in laws, rules and regulations;

●	our ability to maintain our software licenses and product certifications;

●	general market, political, and economic conditions in the countries in which we operate;

●	Security, political and economic instability in the Middle East that could harm our business, including due to the security situation in Israel;

●	our ability to maintain good business relationships with our customers, suppliers and other strategic partners;

●	our ability to protect intellectual property;

●	our ability to retain key personnel;

●	the absence of material adverse changes in the industry or global economy; and

●	those factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus and any prospectus supplement, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the ADSs by the selling shareholders. All net proceeds from the sale of the ordinary shares represented by ADSs covered by this prospectus will go to the selling shareholders. We expect that the selling shareholders will sell the ADSs as described under “Plan of Distribution.”

We intend to use the net proceeds from the exercise of the PIPE Warrants and/or the Placement Agent Warrants, if any, for operations expansion under our main target markets in the United States, Israel and Europe, and general corporate purposes (which for the avoidance of doubt may include acquisitions, in the Company’s discretion), including working capital. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

DIVIDEND POLICY

We have not declared or paid any dividends on our ordinary shares, and we do not anticipate paying any dividends in the foreseeable future. Our board of directors presently intends to reinvest all earnings in the continued development and operation of our business.

Payment of dividends in the future, if any, will be at the discretion of our board of directors. If our board of directors elects to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial conditions, contractual restrictions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table presents our capitalization:

●	as of June 30, 2025 on an actual basis; and

●	on a pro forma basis, giving effect to: (i) the issuance and sale of an aggregate of 186,234,125 ordinary shares (equivalent to 677,215 ADSs) at an average price of approximately $3.71 per ADS, for aggregate gross proceeds of approximately $2.5 million (net proceeds of approximately $2.4 million, after deducting sales agent fees) pursuant to sales agreement that we entered into in February 2024, as if such issuance and sale had occurred on June 30, 2025; and (ii) the issuance of 15,312,275 ordinary shares (equivalent to 55,681 ADSs) in connection with the exercise of options granted under our ESIP, at an exercise price of approximately $1.44 per ADS for aggregate gross proceeds of $0.08 million, as if such exercise and issuance had occurred on June 30, 2025.

This table should be read in conjunction with our financial statements and the notes thereto incorporated by reference herein and the accompanying prospectus.

	June 30, 2025
	Actual (unaudited)	Pro Forma (unaudited)
	USD
Cash and cash equivalents	$6,936,934	$9,531,478
Shareholders’ equity:
Issued capital	34,993,134	37,587,678
Reserves	236,603	236,603
Accumulated losses	(30,460,148)	(30,460,148)
Total shareholders’ equity	4,769,589	7,364,133
Total capitalization	11,706,523	16,895,611

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 2,072,377,143 ordinary shares outstanding as of June 30, 2025. Unless otherwise indicated, the other information in this prospectus, excludes as of such date:

●	761,842,950 ordinary shares (reflecting 2,770,338 ADSs) issuable upon the exercise of tradable warrants issued to investors under August 2022 listing and IPO on Nasdaq, at an exercise price of $5.00;

●	44,279,675 ordinary shares (reflecting 161,017 ADSs) issuable upon the exercise of warrants issued as compensation to the underwriter in connection with August 2022 listing and IPO on Nasdaq, at an exercise price of $5.16;

●

an aggregate of 331,145,379 ordinary shares (reflecting 1,204,165 ADSs) issuable upon the exercise of options under our ESIP granted to employees, directors and consultants, at a weighted average price of $0.01, of which 181,557,882 ordinary shares (reflecting 660,210 ADSs) were vested at a weighted average price of $0.012;

●	340,201,400 ordinary shares (reflecting 1,237,096 ADSs) issuable upon the exercise of the PIPE Warrants and the Placement Agent Warrants;

●	12,000,000 ordinary shares (reflecting 43,636 ADSs) reserved for issuance under our ESIP;

●	186,234,125 ordinary shares (reflecting 677,215 ADSs) pursuant to the sales agreement that we entered into in February 2024; and

●	15,312,275 ordinary shares (reflecting 55,681 ADSs) pursuant to our ESIP.

SELLING SHAREHOLDERS

The ordinary shares being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon exercise of the PIPE Warrants and the Placement Agent Warrants. For additional information regarding the issuances of the foregoing warrants, see “Prospectus Summary – Description of the Transaction” above. We are registering the ordinary shares represented by ADSs underlying the PIPE Warrants and the Placement Agent Warrants in order to permit the selling shareholders to offer the ordinary shares represented by ADSs for resale from time to time. Except for the ownership of ordinary shares represented by ADSs and the PIPE Warrants or the Placement Agent Warrants, as the case may be, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling shareholders. The second column lists the number of ordinary shares beneficially owned by each selling shareholder, based on its ownership of the ordinary shares and warrants, as of August 11, 2025, assuming exercise of warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the ordinary shares being offered by this prospectus by the selling shareholders.

This prospectus generally covers the resale of the sum of (i) the number of ordinary shares issued to the selling shareholders in the “Prospectus Summary – Description of the Transaction” described above and (ii) the maximum number of ordinary shares issuable upon exercise of the warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the ordinary shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the PIPE Warrants and the Placement Agent Warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of ordinary shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding ordinary shares following such exercise, excluding for purposes of such determination ordinary shares issuable upon exercise of the PIPE Warrants that have not been exercised. The number of ordinary shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their ordinary shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary shares Owned Prior to Offering (1)		Maximum Number of Ordinary shares to be Sold Pursuant to this Prospectus		Number of Ordinary shares Owned After Offering		Percentage of Ordinary Shares Owned After the Offering
Brio Capital Master Fund Ltd.(2)	174,283,175	(3)	104,677,375	(4)	69,605,800	(5)	3.06%
CVI Investments, Inc. (6)	209,354,750	(7)	209,354,750	(7)	—		—
Ladenburg Thalman & Co. Inc. (8)	26,169,275	(9)	26,169,275	(9)	—		—

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. ADSs subject to warrants currently exercisable, or exercisable within 60 days of August 11, 2025 are counted as outstanding for computing the percentage of the selling shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling shareholders.

(2)	Brio Capital Management LLC, is the investment manager of Brio Capital Master Fund Ltd. and has the voting and investment discretion over securities held by Brio Capital Master Fund Ltd. Shaye Hirsch, in his capacity as Managing Member of Brio Capital Management LLC, makes voting and investment decisions on behalf of Brio Capital Management LLC in its capacity as the investment manager of Brio Capital Master Fund Ltd. The percentage in this table reflects that the reporting persons may not exercise the warrants to the extent such exercise would cause the reporting persons to beneficially own a number of Ordinary Shares that would exceed 9.99% of our then outstanding share capital following such exercise. The principal business address of Brio Capital Management LLC is 100 Merrick Rd., Suite 401W, Rockville Centre, NY 11570. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of shares of ADSs in excess of the beneficial ownership limitation.

(3)	Consists of (i) 253,112 ADSs representing 69,605,800 ordinary shares and (ii) 380,645 ADSs representing 104,677,375 ordinary shares issuable upon the exercise of PIPE Warrants.
(4)	Consists of 380,645 ADSs representing 104,677,375 ordinary shares issuable upon the exercise of PIPE Warrants.
(5)	Consists of 253,112 ADSs representing 69,605,800 ordinary shares.
(6)	Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the registration statement of shares purchased by the investor in this offering. The principal address of CVI is c/o Heights Capital Management, Inc. 101 California Street, Suite 3250, San Francisco, CA 94111. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of shares of ADSs in excess of the beneficial ownership limitation.
(7)	Consists of 761,290 ADSs representing 209,354,750 ordinary shares issuable upon the exercise of PIPE Warrants.
(8)	Such securities may be deemed to be beneficially owned by David Rosenberg co-CEO of Ladenburg Thalman & Co. Inc. (“Ladenburg”). The principal address of Ladenburg is 640 Fifth Avenue, 4th Floor, New York, NY 10019. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the selling shareholder from exercising that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of shares of ADSs in excess of the beneficial ownership limitation.
(9)	Consists of 26,169,275 ordinary shares represented by 95,161 ADSs issuable upon exercise of the Placement Agent Warrants

DESCRIPTION OF SHARE CAPITAL

The following description of our ordinary shares is only a summary. We encourage you to read our Constitution, which is included as an exhibit to this registration statement, of which this prospectus forms a part.

We are a public company limited by shares registered under the Corporations Act by the Australian Securities and Investments Commission, or ASIC. Our corporate affairs are principally governed by our Constitution, the common law applicable to Australia and the Corporations Act.

In general, our Constitution addresses similar matters to those typically addressed in a U.S. company’s charter documents. Notably, however, we do not have a limit on our authorized share capital, the concept of par value is not recognized under Australian law and we may at any time convert an ordinary share into a preference share and may convert a preference share into an ordinary share (subject in all cases to the terms of those securities), as further discussed under “—Our Constitution.”

Subject to restrictions on the issue of securities in our Constitution and the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

As of August 11, 2025, we had (i) 2,273,923,543 ordinary shares outstanding (equivalent to 8,268,812 ADSs), (ii) outstanding options granted to employees, directors and consultants to purchase an aggregate of 331,145,379 ordinary shares (equivalent to 1,204,165 ADSs), at a weighted average exercise price of $0.01; (iii) outstanding warrants to purchase an aggregate of 340,201,400 ordinary shares (equivalent to 1,237,096 ADSs) which exercise at $1.55 and 806,122,625 ordinary shares (equivalent to 2,931,355 ADSs) which exercise prices ranging from $5.00 to $5.16.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of Mobilicom. Our Constitution is subject to the terms of the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders. Our Constitution is filed as an exhibit to our Annual Report.

Interested Directors

A director may not vote in respect of any contract, matter or arrangement in which the director has, directly or indirectly, any material interest according to our Constitution. Such director must not be counted in a quorum, must not vote on the matter and must not be present at the meeting while the matter is being considered. However, that director may execute or otherwise act in respect of that contract or arrangement (if properly approved by the non-interested directors) notwithstanding any material personal interest.

Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of certain interests or conflicts of interests and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered. In addition, subject to certain exceptions, the Corporations Act requires shareholder approval of any provision of related party benefits to our directors.

Borrowing Powers Exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board of directors has the power to raise or borrow money, and charge any of our property or business or any uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, in each case, in the manner and on terms it deems fit subject in all cases to the Corporations Act and other applicable laws.

Retirement of Directors

Pursuant to our Constitution, at each annual general meeting the number closest to (but not exceeding) one-third of the directors, other than the managing director, must retire. In addition, any director appointed by other directors in the year preceding the annual general meeting (and is not counted in determining the number of directors who must retire by rotation). The director/s who retire by rotation will be the longest in office since their last election/re-election or, in the case of directors appointed on the same date, the person agreed between them or determined by lot. A director, other than the director who is the Chief Executive Officer, must retire from office at the conclusion of the third annual general meeting after which the director was elected. Retired directors are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or our Constitution.

Rights and Restrictions on Classes of Shares

The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with preferred, deferred or other special rights, whether in relation to dividends, voting, return of share capital, or otherwise as our board of directors may determine, however a new class of share with terms not expressly for in our Constitution will require shareholder approval. Subject to any approval which is required from our shareholders under the Corporations Act (see “—Exemptions from Certain Nasdaq Corporate Governance Rules” and “—Change of Control”), any rights and restrictions attached to a class of shares, we may issue further shares on such terms and conditions as our board of directors resolve. Currently, our outstanding share capital consists of only one class of ordinary shares.

Our Constitution allows us at any time convert an ordinary share into a preference share and to convert a preference share into an ordinary share; however, the Corporations Act requires that we obtain shareholder approval in connection with such a conversion.

Dividend Rights

Our board of directors may from time to time determine to pay dividends to shareholders. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our benefit until claimed or otherwise disposed of in accordance with our Constitution. There have been no dividends paid to ordinary shareholders to date.

Voting Rights

Under our Constitution, subject to any express rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share held by that shareholder that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share (the Company does not currently have any partly paid shares on issue). Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

Note that ADS holders may not directly vote at a meeting of the shareholders but may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent.

Right to Share in Our Profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders; however, no dividend is payable except in accordance with the thresholds set out in the Corporations Act.

Rights to Share in the Surplus in the Event of Liquidation

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our liquidation, subject to the rights attaching to a class of shares.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, any preference shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

Variation or Cancellation of Share Rights

Subject to the terms of issue of shares of that class, the rights attached to shares in a class of shares may only be varied or cancelled by a special resolution of Mobilicom together with either:

●	a special resolution passed at a separate general meeting of members holding shares in the class; or

●	the written consent of members with at least 75% of the shares in the class.

Directors May Make Calls

Our Constitution provides that subject to the terms on which the shares have been issued directors may make calls on a shareholder of a partly paid share for amounts unpaid on shares held by that shareholder, other than monies payable at fixed times under the conditions of allotment. Shares represented by our ADSs issued in this offering will be fully paid and will not be subject to calls by directors. We do not currently have any partly paid shares on issue, all shares are fully paid ordinary shares.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 21 clear days prior to such meeting under the Corporations Act.

We must hold an annual general meeting within five months of the end of each fiscal year. Our end of fiscal year is currently 31 December each year. At the annual general meeting, shareholders typically consider the annual financial report, directors’ report and auditor’s report and vote on matters, including the election of directors. We may also hold other meetings of shareholders from time to time. The annual general meeting must be held in addition to any other meetings which we may hold.

Unless the law (including the Corporations Law) or our Constitution requires a special resolution, a resolution of shareholders is passed if more than 50% of the votes at the meeting are cast in favour of the resolution by shareholders in person or proxy who are entitled to vote. A special resolution is passed if the notice of meeting sets out the intention to propose the special resolution and it is passed if at least 75% of the votes at the meeting are cast by shareholders in person or proxy entitled to vote upon the relevant resolution. A special resolution usually involves more important matters affecting us or the rights of some or all of our shareholders. Special resolutions are required in a variety of circumstances under our Constitution and the Corporations Act, including without limitation:

●	to change our name;

●	to change our company type;

●	to amend or replace our Constitution;

●	to approve the terms of issue of preference shares;

●	to approve the variation of class rights of any class of shareholders;

●	to convert one class of shares into another class of shares;

●	to approve certain buy backs of shares;

●	to approve a selective capital reduction of our shares;

●	to approve financially assisting a person to acquire our shares; and

●	with the leave of an authorized Australian court, to approve our voluntary winding up.

Foreign Ownership Regulation

There are no limitations on the rights of non-Australian entities to own securities imposed by our Constitution. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 and the Foreign Acquisition and Takeovers Regulations 2015, or the FATA, which generally applies to acquisitions or proposed acquisitions:

●	by a foreign person or their associates (as defined in the FATA) of a direct interest (generally constituted by an interest of 10% or more) in a company which operates a business that meets the criteria of a ‘national security business’ regardless of value;

●	by ‘foreign government investors’ (as defined in the FATA) acquiring a direct interest (generally constituted by an interest of 10% or more) in a company regardless of value;

●	by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; and

●	by two or more non-associated foreign persons that would result in such foreign person having an interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company, where the Australian company is valued above the monetary threshold prescribed by FATA (as set out above).

However, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity and the value of the target is less than AUD$1,339 million.

The above should be considered an overview only. The application of the FATA is complex and requires an assessment of the circumstances and nature of a particular investment. For example, varying rules exist for acquisitions in agricultural land or businesses deemed to be ‘sensitive businesses’.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may order the divestiture of such person’s shares or interest in shares in that Australian company. There are also civil and criminal penalties which may apply to breaches of the FATA.

In addition, if we were to become a ‘foreign person’ for the purposes of the FATA we would be required to obtain the approval of the Australian Treasurer to undertake certain acquisitions of Australian entities or businesses.

Ownership Threshold

There are no provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. Our shareholders are also subject to disclosure requirements under U.S. securities laws.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine. The issue of shares to ‘related parties’ (which include directors and their associated entities) on terms which are not ‘arm’s length’ or ‘reasonable remuneration’ would require the approval of shareholders subject to certain exceptions.

Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of listed Australian public companies, such as Mobilicom are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s voting power in Mobilicom (when aggregated with their “associates”) increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

●	is the holder of the securities;

●	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

●	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

●	has entered or enters into an agreement with another person with respect to the securities;

●	has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);

●	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; or

●	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised;

the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

●	when the acquisition results from the acceptance of an offer under a formal takeover bid;

●	when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid, the acquisition occurs during the bid period, the bid is for all the voting shares in a bid class and the bid is unconditional or only conditioned on prescribed matters set out in the Corporations Act;

●	when shareholders of Mobilicom approve the takeover by resolution passed at general meeting;

●	an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in Mobilicom of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in Mobilicom more than three percentage points higher than they had six months before the acquisition;

●	when the acquisition results from the issue of securities under a rights issue;

●	when the acquisition results from the issue of securities under dividend reinvestment schemes;

●	when the acquisition results from the issue of securities under underwriting arrangements;

●	when the acquisition results from the issue of securities through operation of law;

●	an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market or a financial market approved by ASIC;

●	an acquisition arising from an auction of forfeited shares conducted on-market; or

●	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. ASIC and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions, including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers on the payment of a prescribed fee provided that the inspection is for a prescribed purpose. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS will represent shares (or a right to receive shares) deposited with the HSBC Bank Australia Limited, as custodian for the depositary in Australia. Each ADS will also represent any other securities, cash or other property which may be held by the depositary under the deposit agreement. The depositary’s office at which the ADSs will be and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Australian law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Australia and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account.  The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith.  The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate.  In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

 Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

PIPE Warrants

The following is a brief summary of the PIPE Warrants issued in the January 2024 Private Placement and is subject in all respects to the provisions contained in the PIPE Warrants, in the form filed as an exhibit to our Current Report on Form 6-K dated January 30, 2024.

Exercisability. The January PIPE Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The PIPE Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the ordinary shares underlying the PIPE Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of ordinary shares purchased upon such exercise. If a registration statement is not effective or available the holder may, in its sole discretion, elect to exercise the PIPE Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the PIPE Warrants. No fractional shares will be issued in connection with the exercise of a PIPE Warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the PIPE Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the PIPE Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole ordinary share purchasable upon exercise of the PIPE Warrants is $1.55 per ADS. The exercise price is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the PIPE Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply to list the PIPE Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the PIPE Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding ordinary shares, the holders of the PIPE Warrants will be entitled to receive upon exercise of the PIPE Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the PIPE Warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the PIPE Warrants.

Rights as a Stockholder. Except as otherwise provided in the PIPE Warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of a PIPE Warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the PIPE Warrant.

Governing Law. The PIPE Warrants are governed by New York law.

Placement Agent Warrants

The Placement Agent Warrants contain substantially the same terms as the PIPE Warrants.

PLAN OF DISTRIBUTION

Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market of our ordinary shares or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPENSES OF THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement agent discounts, expected to be incurred in connection with the offer and sale of the securities offered by us. With the exception of the SEC registration fee, all amounts are estimates:

SEC registration fee	$380.51
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Miscellaneous	5,000
Total	$35,380.51

LEGAL MATTERS

The validity of our securities and other legal matters concerning this offering relating to Australian law will be passed upon for us by QR Lawyers, Melbourne, Australia. Certain legal matters in connection with this offering relating to U.S. federal law will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of Mobilicom Limited as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 incorporated by reference in this registration statement have been so incorporated in reliance on the report of Ziv Haft, BDO member firm, an independent registered public accounting firm, included herein by reference, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. Certain of our directors are non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the United States courts in any action, including actions under the civil liability provisions of U.S. securities laws;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

We have appointed our subsidiary, Mobilicom Inc., as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at https://mobilicom.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

This prospectus incorporates by reference the documents listed below, which have been previously filed with the SEC:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 27, 2025;

●	our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on March 27, 2025, May 19, 2025, June 5, 2025, June 26, 2025, June 30, 2025 and August 12, 2025 (in each case, to the extent expressly incorporated by reference into our effective registration statements); and

●	The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act on August 24, 2022 (File No. 001- 41427), as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 27, 2025, including any amendment or report filed with the SEC for the purpose of updating such description.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. You should direct any requests for documents to:

Mobilicom Limited

1 Rakefet Street

Shoham, Israel 6083705

Attention: Director of Finance

Tel.: +972 (77) 710 30 60

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

340,201,400 Ordinary Shares Represented by 1,237,096 American Depositary Shares

MOBILICOM LIMITED

PRELIMINARY PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the company;

●	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Australian Corporations Act 2001;

●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

●	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

●	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

●	in defending or resisting criminal proceedings in which the officer or director is found guilty;

●	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

●	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. Our Constitution provides, except to the extent prohibited by the law and the Corporations Act, for the indemnification of every person who is or has been an officer or a director of the company or related entities (and in certain instances, subject to approval by the Board, employees, former employees, auditors and former auditors) against liability incurred by that person as an officer or director excluding:

-	in defending or resisting criminal proceedings in which the relevant person is found guilty;

-	in defending or resisting proceedings bought by the Australian Securities Investments Commission or a liquidator for a Court order if the grounds for making the order are found by a Court to be established; or

-	in connection with proceedings for relief by the relevant person under the Corporations Act in which the Court denies relief.

This includes any liability incurred by that person in their capacity as an officer or director of a subsidiary of the company where the company requested that person to accept that appointment.

Indemnification Agreements. Pursuant to Deeds of Access, Insurance and Indemnity, the form of which is filed as Exhibit 10.10 to this registration statement, we have agreed to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director.

SEC Position. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the underwriting agreement for this offering, the form of which is filed as Exhibit 1.1 to this registration statement, the underwriters will agree to indemnify our directors and officers and persons controlling us, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter.

Item 7. Recent Sales of Unregistered Securities.

Set forth below are the sales of all unregistered securities of ours sold by us within the past three years (i.e., since January 2022, up to the date of this registration statement) which were not registered under the Securities Act. We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

Date	Details
April 13, 2022	400,000 Options issued to board member as compensation, with a five year term and exercise price of $0.06.
April 13, 2022	573,678 Options issued to consultant with a five year term and exercise price of $0.05.
April 13, 2022	6,530,000 Options issued to employees and consultants under ESOP and board member as compensation, with a five year term and exercise price of $0.04.
May 31, 2023	210,000,000 Options issued to board members as compensation, with a ten year term and exercise price of $0.006.
August 3, 2023	45,850,000 Options issued to employees and consultants under ESOP and board members as compensation, with a five year term and exercise price of approximately $0.006.
January 30, 2024	Warrants to purchase 523,386,875 ordinary shares represented by 1,903,225 ADSs issued to institutional investors in a concurrent private placement to a registered direct offering, with a five year term and exercise price of $1.55 per ADS
January 30, 2024	Warrants to purchase 26,169,275 ordinary shares represented by 95,161 ADSs issued to the placement agent of our January 2024 registered direct offering and concurrent private placement, , with a five year term and exercise price of $1.55 per ADS

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits. See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and placement agent, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement agent method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the placement agent at the closing specified in the placement agent agreements, certificates in such denominations and registered in such names as required by the placement agent to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibits	Description

3.1	Constitution of Mobilicom Limited, (incorporated herein by reference to Exhibit 3.1 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 23, 2022 (File No. 333-264523)).

4.1	Form of Deposit Agreement among Mobilicom Limited, The Bank of New York Mellon, as depositary, and Owners and Holders of the American Depositary Shares (incorporated herein by reference to Exhibit 4.1 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 23, 2022 (File No. 333-264523)).

4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1) (incorporated herein by reference to Exhibit 4.2 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 23, 2022 (File No. 333-264523)).

5.1*	Opinion of QR Lawyers.

10.1	Mobilicom Limited Employee Security Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the registrant’s registration statement on Form S-8, filed with the SEC on January 14, 2025 (File No. 333-284265)).

10.2	Appointment of Non-Executive Director, Campbell McComb, dated February 28, 2017 (incorporated herein by reference to Exhibit 10.2 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 23, 2022 (File No. 333-264523)).

10.3	Appointment of Non-Executive Director, Jonathan Brett dated September 14, 2018 (incorporated herein by reference to Exhibit 10.3 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 23, 2022 (File No. 333-264523)).

10.4	Director’s Deed of Indemnity, Insurance & Access (Oren Elkayam) (incorporated herein by reference to Exhibit 10.4 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 23, 2022 (File No. 333-264523)).

10.5	Director’s Deed of Indemnity, Insurance & Access (Cambell McComb) (incorporated herein by reference to Exhibit 10.5 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 23, 2022 (File No. 333-264523)).

10.6	Director’s Deed of Indemnity, Insurance & Access (Jonathan Brett) (incorporated herein by reference to Exhibit 10.6 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 23, 2022 (File No. 333-264523)).

10.7	Form of Representative’s Warrant Agreement (incorporated herein by reference to Exhibit 4.3 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 23, 2022 (File No. 333-264523)).

10.8	Form of Warrant Agent Agreement (incorporated herein by reference to Exhibit 4.4 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 23, 2022 (File No. 333-264523)).

10.9	Form of Warrant (incorporated herein by reference to Exhibit 4.5 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 23, 2022 (File No. 333-264523)).

10.10	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 4.6 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 23, 2022 (File No. 333-264523)).

10.11	Form of Securities Purchase Agreement dated as of January 25, 2024 between Mobilicom Limited and the investors listed therein (incorporated herein by reference to Exhibit 10.1 to the registrant’s Report on Form 6-K furnished to the SEC on January 30, 2024).

10.12	Placement Agent Agreement, dated as of January 25, 2024, by and between the Company and Ladenburg Thalmann & Co. Inc. (incorporated herein by reference to Exhibit 10.2 to the registrant’s Report on Form 6-K furnished to the SEC on January 30, 2024).

10.13	Form of Pre-Funded Warrant issued by Mobilicom Limited on January 30, 2024 (incorporated herein by reference to Exhibit 10.3 to the registrant’s Report on Form 6-K furnished to the SEC on January 30, 2024).

10.14	Form of Warrant issued by Mobilicom Limited on January 30, 2024 (incorporated herein by reference to Exhibit 10.4 to the registrant’s Report on Form 6-K furnished to the SEC on January 30, 2024).

10.15

Form of At-The-Market Sales Agreement, dated February 3, 2025, between Mobilicom Limited and ThinkEquity LLC (incorporated herein by reference to Exhibit 10.1 to the registrant’s Report on Form 6-K furnished to the SEC on February 3, 2025).

21.1	List of significant subsidiaries of Mobilicom Limited (incorporated herein by reference to Exhibit 8.1 to the registrant’s Report on Form 20-F, filed with the SEC on March 30, 2023).

23.1**	Consent of BDO Ziv Haft

23.2*	Consent of QR Lawyers (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

24.2**	Power of Attorney (included on signature page)

107*	Filing Fee Table

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shoham, Israel, on August 12, 2025.

MOBILICOM LIMITED

By:	/s/ Oren Elkayam
Oren Elkayam, Chairman of the Board of Directors

POWER OF ATTORNEY

The undersigned officers and directors of Mobilicom Ltd. hereby constitute and appoint Oren Elkayam and Liad Gelfer, each with full power of substitution, our true and lawful attorney-in-fact and agent to take any actions to enable us to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this Registration Statement on Form F-1, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oren Elkayam	Chairman of the Board of Directors	August 12, 2025
Name: Oren Elkayam	Chief Executive Officer of Mobilicom Ltd. (Israel) (Principal Executive Officer)

/s/ Liad Gelfer	Director of Finance of Mobilicom Ltd. (Israel)	August 12, 2025
Liad Gelfer	(Principal Financial Officer and Principal Accounting Officer)

*	Director	August 12, 2025
Yossi Segal

/s/ Jacqueline Bloom	Director	August 12, 2025
Jacqueline Bloom

/s/ Guy Givoni	Director	August 12, 2025
Guy Givoni

*By	/s/ Oren Elkayam
Oren Elkayam
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mobilicom Limited, has signed this registration statement or amendment thereto in Newark, Delaware on August 12, 2025.

Mobilicom Inc.

By:	/s/ Oren Elkayam
	Name:	Oren Elkayam
	Title:	Director